                                                                     EXHIBIT 5.1


                                  14 May, 2002

To:  Noble Corporation
P.O. Box 309GT
Ugland House
South Church Street
Grand Cayman
Cayman Islands



Dear Sirs,

NOBLE CORPORATION (THE "COMPANY")

We have acted as Cayman Islands counsel to the Company in connection with an Agreement and Plan of Merger, dated March 11, 2002 (the "Merger Agreement") and made among the Company, Noble Drilling Corporation, a Delaware corporation ("Noble-Delaware"), Noble Holding (U.S.) Corporation, a Delaware corporation, and Noble Cayman Acquisition Corporation, a Delaware corporation ("Merger Sub"). Pursuant to the Merger Agreement, Merger Sub was merged with and into Noble-Delaware (the "Merger") and the Company issued ordinary shares, par value US$.10 per share (the "Ordinary Shares") in exchange for the issued and outstanding shares of common stock of Noble-Delaware, par value US$.10 per share (the "Noble-Delaware Common Stock") being cancelled as part of the Merger. In addition, Noble-Delaware's stock option plans were amended to provide (i) that the Company's Ordinary Shares will be issued upon exercise of any options issued under the stock option plans and (ii) for the other appropriate substitutions of the Company for Noble-Delaware in the stock option plans.

We have been asked to provide this legal opinion to you in connection with the filing of post-effective amendments (collectively, the "Post-Effective Amendments") to the following Registration Statements filed by the Company pursuant to the Securities Act of 1933, as amended:

     1. Form S-8 (1991 Stock Option and Restricted Stock Plan) (file no. 333-80511);

     2. Form S-8 (1991 Stock Option and Restricted Stock Plan) (file no. 333-25857);

     3. Form S-8 (1991 Stock Option and Restricted Stock Plan) (file no. 33-57675);

     4. Form S-8 (1991 Stock Option and Restricted Stock Plan) (file no. 33-46724);

     5. Form S-8 (Equity Compensation Plan for Non-Employee Directors) (file no. 333-17407);

     6. Form S-8 (1992 Nonqualified Stock Option Plan for Non-Employee Directors) (file no. 33-62394);

     7.   Form S-8 (401(k) Savings Plan) (file no. 33-18966);

     8.   Form S-8 (401(k) Savings Plan) (file no. 33-50270);

     9.   Form S-8 (401(k) Savings Restoration Plan) (file no. 333-53912);

relating to the Ordinary Shares of the Company (the "Shares") to be issued pursuant to the above-referenced plans to which the Post-Effective Amendments relate (the "Plans").

1        DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1 the Certificate of Incorporation and Memorandum and Articles of Association of the Company as registered or adopted on 12 February, 2002;

1.2 the minutes of the meeting of the Board of Directors of the Company held on 8 March, 2002 and the corporate records of the Company maintained at its registered office in the Cayman Islands;

1.3 a Certificate of Good Standing issued by the Registrar of Companies (the "Certificate of Good Standing");

1.4 a certificate from a Director of the Company the form of which is annexed hereto (the "Director's Certificate");

1.5      the Merger Agreement;

1.6      the Post-Effective Amendments; and

1.7      the Plans.

2        ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Director's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1 the Merger Agreement and the Plans have been or will be authorised and duly executed and delivered by or on behalf of all relevant parties (other than the Company as a matter of Cayman Islands law) in accordance with all relevant laws (other than the laws of the Cayman Islands);

2.2 the Merger Agreement and the Plans are legal, valid, binding and enforceable against all relevant parties in accordance with their terms under Delaware law and all other relevant laws (other than the laws of the Cayman Islands);

2.3 copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.4      all signatures, initials and seals are genuine;

2.5 the Company will receive money or money's worth (the "Consideration") in consideration for the issue of the Shares, and that none of the Shares will be issued for less than par value; and

2.6 there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of the laws of Delaware.

3        OPINION

Based upon, and subject to, the foregoing assumptions and having regard to such legal considerations as we deem relevant, we are of the opinion that when issued and sold pursuant to the provisions of the Plans for the consideration fixed pursuant thereto and registration of the Shares in the Company's Register of Members, the Shares will be validly issued and (assuming that all of the Consideration is received by the Company) will be fully paid and non-assessable.

This opinion is given as of the date shown and may not be relied upon as of any later date. This opinion is given to you solely for use in connection with the filing of the Post-Effective Amendments.

We hereby consent to the use of this opinion as an exhibit to the Post-Effective Amendments. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully,




/s/ Maples and Calder
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MAPLES and CALDER

                                  14 May, 2002

To:  Maples and Calder
P.O. Box 309GT
Ugland House
South Church Street
Grand Cayman
Cayman Islands


Dear Sirs,

                        Noble Corporation (the "Company")

I, Robert D. Campbell, being a director of the Company, am aware that you are being asked to provide a legal opinion (the "OPINION") in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1 The Memorandum and Articles of Association of the Company as registered on 12 February, 2002 remain in full force and effect and are unamended.

2 The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges, or contemplated by the Merger Agreement.

3 The minutes of the meeting of the board of directors held on 8 March, 2002 (the "Meeting") are a true and correct record of the proceedings of the Meeting, which was duly convened and held, and at which a quorum was present throughout and at which each director disclosed his interest (if any), in the manner prescribed in the Articles of Association.

4 The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting the registration of the additional ordinary shares of the Company as described in the Registration Statement on Form S-4 dated April 22, 2002 .

5 The resolutions set forth in the minutes of the Meeting were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

6 The directors of the Company at the date of the Meeting were as follows:

                           Robert D. Campbell
                           James C. Day
                           Julie J. Robertson

7 The Minute Book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened in accordance with the Articles of Association) and all resolutions passed at the meetings, or passed by written consent as the case may be.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.


   /s/ Robert D. Campbell
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Robert D. Campbell, Director